Exhibit 10.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made and entered into by and between Forge Global, Inc. (the “Company” or “Forge”) and Jose Cobos (“Employee”) (Employee and the Company collectively, the “Parties”).

WHEREAS, Employee was employed at-will by the Company as its President;

WHEREAS, Employee’s employment at the Company will terminate effective December 31, 2022 (the “Separation Date”);

WHEREAS, the Employee will provide services as an independent contractor for the Company from January 1, 2023 through May 31, 2023, governed by the terms of a separate Services Agreement (the “Services Agreement”);

WHEREAS, to facilitate Employee’s transition from employment at the Company, it is the Parties’ mutual wish to fully and finally set forth the terms of Employee’s separation;

NOW THEREFORE, in consideration of the representations, promises, covenants, agreements and acknowledgments made herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Separation Benefits.

Subject to Employee’s execution of and compliance with Employee’s obligations under this Agreement, the Company will provide to Employee the following payments provided for in subsections (a), (b), and (c) below, less all applicable withholding (the (Separation Benefits”):

(a)    The Company shall pay to Employee within 60 days of the Separation Date, provided this Agreement has become effective and enforceable by January 17, 2023 under Section 3(c) the following:

(i)    $500,000, as consideration for Employee’s base compensation;

(ii)    $550,000, as consideration for Employee’s 2022 bonus opportunity;

(iii)    Acceleration of the vesting of 60% of all unvested equity awards under the Company’s 2022 Stock Option and Incentive Plan and/or the Company’s 2018 Stock Incentive Plan (with such accelerating amount equal to 244,581 shares and 132,468 stock options), other than the retention restricted stock unit award granted on June 1, 2022 (the “Retention Grant”), with all such awards remaining subject to all other terms and conditions of the underlying award agreement(s), including but not limited to, Employee’s three (3) year post-termination extension of his exercise period;

(iv)    The acceleration of the vesting of 100% of the first tranche of the Retention Grant and 50% of the second and third tranches of the Retention Grant (with such accelerating amount equal to 301,409 restricted stock units), with the Retention Grant remaining subject to all other terms and conditions of the underlying award agreement ; and

(v)    $83,158.00 as consideration for the exercise price paid by the Employee on his previously exercised options, which options will be forfeited on the Separation Date.

(b)    The Company shall pay an amount equal to no more than $25,000 for reasonable attorneys’ fees incurred by Employee related to the negotiation and review of this Agreement and Employee’s separation from the Company (such amount the “Legal Fee Consideration”). The Legal Fee Consideration shall be paid in a lump sum to Executive’s counsel within 30 days of Company’s receipt of documentation of the legal fees, provided that this Agreement has become effective and enforceable by January 17, 2023 under Section 3(c). By signing and not revoking this Agreement, Employee acknowledges that Employee is not entitled to any additional amounts for Employee’s legal fees.

(c)    Provided that Employee timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and is otherwise eligible for COBRA continuation coverage under applicable law, the Company shall pay the full cost of Employee’s monthly premiums necessary to maintain, for a period of up to 18 months after the termination of Employee’s employment, COBRA continuation coverage for Employee and his eligible dependents under the Company’s group health (coverage should include medical, dental and vision) insurance plan in which Employee participates as of the last date of his employment with the Company (the “COBRA Benefit”). Employee acknowledges and agrees that it is Employee’s sole responsibility to timely elect COBRA continuation coverage in order to receive the COBRA Benefits of this Section 1(c). Payments under this Section 1(c) shall be on a monthly basis until the earlier of (x) Employee’s receipt of 18 months of COBRA Benefits pursuant to this Section, or (y) the date Employee is no longer eligible to receive COBRA continuation coverage under applicable law. In the event Employee becomes covered under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Benefits period, Employee must immediately notify the Company of such event.

(d)    In consideration of the Separation Benefits, Legal Fee Consideration, Services Agreement, and COBRA Benefit, on execution and non-revocation of this Agreement, Employee will have no further rights to additional equity, accelerated equity or equity based agreements with the Company (including any equity rights contained in Employee’s employment agreement with the Company), including but not limited Employee having any right to exercise any forfeited options and/or Company equity or receive shares on any outstanding restricted stock units.

(e)    By signing and not revoking this Agreement, Employee acknowledges that Employee is not entitled to any additional amounts from the Company (including, but not limited to, any amounts under Employee’s employment agreement) other than the Separation Benefit, the COBRA Benefit, and the Legal Fee Consideration, and payment of salary and standard benefit treatment through the Separation Date.

(f)    Employee shall be under no obligation to seek other employment; amounts due Employee under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that Employee may obtain.

2. Release and Covenant Not to Sue.

(a)    Employee, on behalf of Employee and Employee’s heirs, executors, administrators, successors, and assigns, hereby irrevocably and unconditionally releases, acquits, forever discharges, and covenants not to sue the Company and its respective parents, subsidiaries, and affiliates, and each of their respective former and current owners, stockholders, members, managers, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, benefits administrators, investors, funds, and/or affiliates (collectively, the “Company Releasees”), for and from any and all federal, state, or local laws, regulations, ordinances, claims, causes of action, liabilities, and judgments of every type and description whatsoever, known or unknown, including, but not limited to, any obligation or claim arising under public policy, contract (express or implied, written or oral), tort, or common law, including but not limited to, wrongful discharge, defamation, emotional distress, misrepresentation, and/or obligations arising out of the Company’s employment policies or practices, employee handbooks, and/or statements by any employee or agent of any Company Releasee (whether oral or written), claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Americans with Disabilities Act of 1991, as amended, 42 U.S.C. § 12101 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; the Equal Pay Act of 1963, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Civil Rights Act of 1871, 42 U.S.C. § 1985; the Workers Adjustment and Retraining Notification Act, 29 U.S.C.A. §§ 2101 et seq.; the Immigration Reform and Control Act, as amended, 8 U.S.C. 1101 et seq.; the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the California Fair Employment and Housing Act; the California Family Rights Act; California Parental Leave Law; the California Paid Family Leave Act; the California Labor Code; the California Business & Professions Code; and any agreements between Employee and any of the Company Releasees, if any (collectively the “Released Claims”), from the beginning of time through the date on which Employee signs this Agreement. Notwithstanding anything herein to the contrary, this general release does not extend to any claims or causes of action arising from breach of this Agreement, to any workers compensation benefits, to unemployment compensation benefits, to indemnification coverage under the Company’s bylaws or to any other rights or benefits that, as a matter of law, may not be waived, including but not limited to unwaivable rights Employee might have under federal and/or state law. This release shall not limit or restrict Employee’s right under the ADEA to challenge the validity of this agreement in a court of law. However, this release does prevent Employee from making any individual or personal recovery against the Company or the Company Releasees, including the recovery of money damages, reinstatement or other legal or equitable relief, as a result of filing a charge or complaint with a government agency against the Company and/or any of the Company Releasees, with the exception of any right to seek or recover an award from a government-administered whistleblower award program for providing information to a Government Agency.

(b)    Waiver of Unknown Claims - Section 1542 Acknowledgement. Employee acknowledges that Employee has been advised of California Civil Code Section 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee agrees that Employee is waiving any and all rights Employee may have under California Civil Code Section 1542 with respect to the general release of claims in Section 2 of this Agreement. In connection with this waiver, Employee acknowledges that Employee may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which Employee may now know or believe to be true, with respect to the claims released pursuant to Section 2. Nevertheless, Employee intends to and does by this Agreement release, fully, finally and forever, in the manner described in Section 2, all such claims as provided therein. This Agreement shall constitute the full and absolute release of all claims and rights released in this Agreement, notwithstanding the discovery or existence of any additional or different claims or facts relating thereto.

3.Release of Claims Under the ADEA; Consideration & Revocation Period.

(a)    Employee understands that this Agreement includes a release of any claims Employee may have, if any, against the Released Parties under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”). Employee understands that Employee’s waiver of rights and claims under the ADEA does not extend to any ADEA rights or claims arising after the date Employee signs this Agreement and Employee is not prohibited from challenging the validity of this release and waiver of claims under the ADEA.

(b)    Employee acknowledges that Employee has been given a period of at least twenty-one (21) days from the date this Agreement was initially delivered to Employee to decide whether to sign this Agreement (the “Consideration Period”), and that any decision by Employee to sign this Agreement is knowing and voluntary. If Employee decides to sign this Agreement before the expiration of the Consideration Period, which is solely Employee’s choice, Employee represents that Employee’s decision is knowing and voluntary. Employee agrees that any revisions made to this Agreement after it was initially delivered to Employee were either not material or were requested by Employee, and do not re-start the Consideration Period. Employee is hereby advised of their right to consult with an attorney of Employee’s own choosing prior to signing this Agreement.

(c)    Employee understands that Employee may revoke this Agreement within seven (7) days after Employee has signed it (the “Revocation Period”). This Agreement shall not become effective or enforceable until the eighth (8th) day after Employee signs this Agreement without having revoked it (the “Effective Date”), as long as the date Employee signs the Agreement is no later than January 9, 2023. In the event Employee chooses to revoke this Agreement, Employee must notify the Company in writing in accordance with Section (3)(d) below, in which case this Agreement shall have no force or effect.

(d)    By signing below, Employee agrees and acknowledges that Employee has read this Agreement, understands its contents and may agree to the terms of this Agreement by signing and dating it below and returning the signed and dated agreement, via e-mail, mail, hand delivery or overnight delivery, so that it is received by Victoria Hughes, VP of HR, Forge Global, 415 Mission Street, Suite 5510, San Francisco, CA 94105, [***], on or before 5:00 p.m. Pacific Time on January 9, 2023. Any revocation of this Agreement pursuant to Section (3)(c) must be received by Victoria Hughes, in accordance with this Section, on or before 11:59 p.m. Pacific Time before expiration of the Revocation Period in Section (3)(c).

4.Representations & Warranties.

(a)    Employee represents and warrants that Employee has not filed or otherwise initiated any legal action or administrative proceeding of any kind against any of the Company Releasees and has no knowledge that (i) any such legal action or administrative proceeding has been filed or otherwise initiated or (ii) is contemplated or threatened by any other person or entity.

(b)    Employee represents and warrants that Employee has not assigned, transferred, sold, or hypothecated any of the Released Claims. Employee shall indemnify and hold harmless the Company Releasees from and against any liability or loss, and for any cost, expense (including attorneys’ fees), judgment, or settlement, based on or arising out of any breach of this Agreement by Employee.

(c)    Employee represents and warrants that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, vacation time, and other benefits to which Employee may be entitled from any of the Company Releasees, with the exception of (i) Employee’s final paycheck for base salary and any accrued but unused vacation time, which will be paid on the Separation Date, and (ii) the Separation Benefit due pursuant to this Agreement.

(d)    Employee represents and warrants that Employee has been granted all leave (paid or unpaid) to which Employee was entitled under the California Family Rights Act and/or the federal Family and Medical Leave Act and that Employee has not been discriminated or retaliated against due to Employee’s exercise of rights, if any, under the California Family Rights Act and/or the federal Family and Medical Leave Act. Employee further affirms that Employee has no known workplace injuries or occupational diseases that have not been made the subject of a written report to the Company.

(e)    Employee represents and warrants that Employee has not divulged any Proprietary Information (as defined by the Proprietary Information and Additional Covenants agreement) of the Company or any of the other Company Releasees without the Company’s or the other Company Releasees’ consent.

(f)    Employee understands and agrees that:

(i)    The payment(s) and benefits to Employee pursuant to this Agreement constitute special separation benefits that the Company is providing in its discretion due to Employee’s unique circumstances and that Employee is not otherwise entitled to receive;

(ii)    No rights or claims are released or waived that might arise after Employee signs this Agreement; and

(iii)    By this Agreement, Employee has been advised to consult with an attorney before executing this Agreement and has been given at least 5 business days to do so, although the Employee may sign it sooner if desired; and

(iv)    Employee knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions, including, without limitation, the waiver, release, and covenants contained in it.

5.No Admission of Liability.

This Agreement is not intended to be, and shall not be construed as, any admission of liability or wrongdoing of any kind by the Employee, the Company or any of the other Company Releasees.

6.Confidentiality and Mutual Non-Disparagement.

As a condition of, and in consideration for, the payment and other benefits Employee is to receive herein, Employee agrees that:

(a)    The terms of this Agreement are strictly confidential. Except as required by law, neither Employee, nor Employee’s attorneys nor agents, will disclose, disseminate or publicize or cause or permit to be disclosed, disseminated or publicized, the fact of and the terms of this Agreement, directly or indirectly, to any person, corporation, association or governmental agency, except for Employee’s attorney, or accountant or for the purposes of enforcing this Agreement, should that ever become necessary, and/or except as required by law or legal process, in which case Employee agrees to provide five (5) days prior notice (or notice as soon as practicable, if Employee has not been given sufficient notice to comply with this notice period) to the Company of Employee’s receipt of such legal process to the addressee under Section 22 of this Agreement. The attorney and/or accountant to whom this Agreement is disclosed are also bound by this confidentiality provision.

(b)    Employee will neither orally nor in writing make defamatory or otherwise injurious statements concerning the Company or Employee’s employment relationship with the Company, or about the Company’s current officers, directors, major shareholders, its successors, to any current or future employee or vendor, and any client or potential client of the Company. The Company agrees to instruct its directors and officers not to make, directly or indirectly, any oral or written defamatory or otherwise injurious statements about Employee or concerning Employee.

(c)    This Section does not in any way restrict or impede the Employee or the Company from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with applicable law or regulation or a valid court order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

(d)    Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.

7.Cooperation.

Except as otherwise required by law, Employee acknowledges and agrees that Employee will cooperate with the Company in any pending or future matters, including without limitation any litigation, investigation, or other dispute, in which Employee, by virtue of Employee’s employment with the Company, has relevant knowledge or information.

8.Protected Rights; Limited Trade Secret Immunity.

(a)    Notwithstanding any other provision of this Agreement, nothing contained in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Civil Rights Department, the Securities and Exchange Commission or any other federal, state or local government agency or commission (collectively, “Government Agencies”), or prevents Employee from providing truthful testimony in response to a lawfully-issued subpoena or court order. Further, this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing non-privileged documents or other information, without notice to the Company.

(b)    Employee acknowledges that Employee has been notified that under the Defend Trade Secrets Act: (i) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law, or (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

9.Return of Company Property.

Employee represents and warrants that upon conclusion of the services provided under the Services Agreement, but no later than May 31, 2023, Employee will return to Company all property of the Company, including, but not limited to, all files, customer and prospective customer lists, laptops, computers, management reports, drawings, memoranda, forms, financial data and reports, and all other documents obtained or created by Employee in connection with Employee’s employment or engagement with Company (including all copies of the foregoing, and including all notes, records and other materials of or relating to the Company or its customers) in Employee’s possession or control, and all of the equipment and other materials of the Company in Employee’s possession or under Employee’s control (including but not limited to any credit cards, telephones, office equipment, software or similar items), and any and all other proprietary data or objects acquired through the Employee’s employment with the Company. Employee acknowledges and agrees that all documents, data, e-mails or other communications or information whether residing on the Company’s systems, servers or computers or otherwise, or which Employee created or received on behalf of the Company, are the Company’s property, and that Employee has not and shall not take, copy, destroy, delete or in any way negatively affect or compromise any such document, data, e-mail or other communication or information.

10.Severability.

If a court of competent jurisdiction or arbitrator adjudicates any covenant or obligation under this Agreement void or unenforceable, then the Parties intend that the court or arbitrator modify such provision only to the extent necessary to render the covenant or obligation enforceable as modified or, if the covenant or obligation cannot be so modified, the Parties intend that the court or arbitrator sever such covenant or obligation, and that the remainder of this Agreement, and all remaining covenants, obligations and provisions as so modified, shall remain valid, enforceable, and in full force and effect.

11.Entire Agreement.

Employee and the Company acknowledge and agree that this Agreement constitutes a full, final, and complete settlement of their differences relating to the subject matter hereof and supersedes and replaces any and all other written or oral exchanges, agreements, understandings, arrangements, or negotiations between them relating to the subject matter hereof, provided however that this Agreement is intended to supplement, and not supersede, any signed written agreements entered into by Employee during Employee’s employment with the Company regarding the protection of trade secrets and confidential information. The Parties affirmatively state that there are no other prior or contemporaneous agreements, exchanges, representations, arrangements, or understandings, written or oral, between them relating to the subject matter hereof, and that this Agreement contains the sole and entire agreement between them with respect to the subject matter hereof. Employee and the Company further acknowledge and agree that language proposed for, deleted from, or otherwise changed in any drafts of this Agreement but not included herein shall not in any way affect the rights and obligations of the Parties.

12.Construction.

In any construction of this Agreement, the same shall not be construed against either party on the basis that the party was the drafter. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the Parties.

13.Modification.

Subject to Sections 11 and 12 above, no provision of this Agreement may be changed, altered, modified, or amended except in writing signed by Employee and a duly-authorized representative of the Company, which writing shall specifically reference this Agreement and the provision that the Parties intend to change, alter, modify, or amend.

14.Attorneys’ Fees, Costs and Expenses.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

15.Third-Party Beneficiaries.

The Parties acknowledge and agree that all of the Company Releasees shall be third-party beneficiaries of this Agreement.

16.Counterparts Acceptable.

This Agreement may be executed in counterparts, and when each party has signed and delivered one such counterpart to the other Parties hereto, each counterpart shall be deemed an original and taken together shall constitute one and the same agreement, which shall be binding and effective as to each of the Parties. The exchange of a fully-executed Agreement (in counterparts or otherwise) by electronic transmission or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement. An electronic, facsimile, copied or scanned (e.g., .PDF, etc.) signature shall be deemed to be an original.

17.Applicable Law.

This Agreement shall be governed and construed in accordance with the laws of the State of California, irrespective of its choice-of-law rules.

18.Successors and Assignees of the Company and Other Company Releasees.

This Agreement shall be assignable by the Company in its sole discretion and inure to the benefit of the Company and its successors and assigns and all other Company Releasees. This Agreement may not be assigned by Employee and any such attempted or purported assignment shall be null and void.

19.Headings and Captions.

The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

20.Waiver.

The waiver by any party to this Agreement of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.

21.Arbitration Agreement.

The Company and the other Company Releasees and Employee shall have the right to seek and obtain injunctive or other equitable relief, including a temporary restraining order, a preliminary injunction, and a permanent injunction, from a court of competent jurisdiction for or arising out of any breach or threatened breach of this Agreement, including by Employee of any of the provisions of Section 6 above. However, in exchange for the mutual promises contained in this Agreement, and to the extent permitted under federal law, the Parties agree that any dispute, controversy, or claim arising out of or related to the Employee’s employment with the Company or termination of employment, other dispute arising out of or related to this Agreement, including without limitation the interpretation or enforceability of this Agreement, including as to substantive and procedural arbitrability, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by confidential, individual arbitration in San Francisco County, California under the Employment Arbitration Rules & Procedures of JAMS, a copy of which is available online at www.jamsadr.com. The Parties’ mutual agreement to arbitrate is made pursuant to the Federal Arbitration Act, as amended, 9 U.S.C. § 1 et seq. The Company will pay the neutral arbitrator’s fees and arbitration expenses and any other costs unique to the arbitration hearing. Discovery in any arbitration proceeding shall be conducted according to the JAMS Employment Arbitration Rules & Procedures. The neutral arbitrator will have the authority to grant any equitable or legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter. Any arbitral award determination shall be in writing and final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction. This Agreement to arbitrate is freely negotiated between the Employee and the Company and is mutually entered into between the Parties. By entering into this Agreement, the Parties are waiving all rights to have their disputes heard or decided by a jury or in a court trial.

22.Notices.

All notices and all other communications that are required to be given under this Agreement must be in writing and shall be deemed to have been duly given when: (i) personally delivered, (ii) mailed by United States registered or certified mail postage prepaid, (iii) sent via a nationally recognized overnight courier service, (iv) sent via facsimile to the recipient, or (v) sent via email to the recipient, in each case as follows:

If to the Company:    Victoria Hughes
SVP, Head of People
Forge Global, Inc.
415 Mission Street, Suite 5510, San Francisco, CA 94105
E-mail: [***]

If to Employee:        To Employee’s last known address on file with the Company,

or such other address or addresses as either party hereto shall have designated by notice in writing to the other party hereto.

23.Tax Withholding.

The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation or ruling.

24.Section 409A.

Payments pursuant to this Agreement are intended to comply with or be exempt from Section 409A of the Internal Revenue Code and accompanying regulations and other binding guidance promulgated thereunder (“Section 409A”), and the provisions of this Agreement will be administered, interpreted and construed accordingly. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

25.Employee’s Understanding.

Employee acknowledges and agrees that employee has read and fully understands the contents and the effect of this Agreement. Employee represents and warrants that Employee has had a reasonable opportunity to seek the advice of an attorney as to such content and effect. Employee accepts each and every term, provision, and condition of this agreement, and does so voluntarily and with full knowledge and understanding of its contents, nature, and effect.

BY SIGNING THIS AGREEMENT, EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE DOES SO VOLUNTARILY AFTER CONSULTING WITH THEIR COUNSEL AND CAREFULLY READING AND FULLY UNDERSTANDING EACH PROVISION AND ALL OF THE EFFECTS OF THIS AGREEMENT, WHICH INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

Jose Cobos

/s/ Jose Cobos

Date: 12/23/2022

FORGE GLOBAL, INC.

By: /s/ Victoria Hughes
VICTORIA HUGHES
SVP, Head of People

Date: 12/23/2022